                                                                    EXHIBIT 2.1



                    PLAN OF MERGER AND ACQUISITION AGREEMENT



                                     among


                            LIFEQUEST MEDICAL, INC.
                             a Delaware corporation


                         KLEIN MEDICAL ACQUISITION CO.,
                              a Nevada corporation


                                      and


                              KLEIN MEDICAL, INC.
                              a Texas corporation

                               Richard H. Klein,
                                 an individual

         THIS PLAN OF MERGER AND ACQUISITION AGREEMENT ("Agreement") executed this 27th day of November, 1996, by and among KLEIN MEDICAL, INC., a Texas corporation ("Klein"), Richard H. Klein, an individual, as sole shareholder of Klein (referred to as the "Shareholder"), LIFEQUEST MEDICAL, INC., a Delaware corporation ("LifeQuest"), and KLEIN MEDICAL ACQUISITION CO., a Nevada corporation ("Purchaser," and together with LifeQuest, the "LifeQuest Parties").

                              W I T N E S S E T H:

         WHEREAS, LifeQuest is primarily in the business of developing and commercializing minimally invasive surgery devices; and

         WHEREAS, in connection with the transactions contemplated by this Agreement, LifeQuest previously caused Purchaser to be organized and to issue to LifeQuest all of the issued and outstanding stock of Purchaser; and

         WHEREAS, Klein is in the business of distributing minimally invasive surgical products in Texas, New Mexico and Tennessee.

         WHEREAS, the Shareholder is an individual constituting the sole shareholder of Klein; holding 100% of the issued and outstanding stock of Klein; and

         WHEREAS, the respective boards of directors of Purchaser and Klein have approved the merger of Klein with and into Purchaser (the "Merger") pursuant to the terms and subject to the conditions of this Agreement; and

         WHEREAS, this Agreement is intended to qualify under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto agree that Klein shall be merged with and into Purchaser and that the terms and conditions of the Merger, the method of carrying the Merger into effect and certain other provisions relating thereto shall be as hereinafter set forth and as set forth:

                                   ARTICLE 1
                                  DEFINITIONS

         Defined Terms. As used herein, the terms below shall have the following meanings herein specified applicable to both the singular and plural forms of any of the terms.

         1.1 "Affiliate" shall mean, with respect to a Person, any Person that, directly or indirectly, controls or is controlled by or is under common control with the Person.

         1.2 "Assets" shall mean the assets, properties and rights of Klein of every nature, kind and description, wherever located, tangible and intangible, real, personal and mixed, whether or not reflected in the books and records of Seller necessary or desirable to permit the business of Klein to be carried on in the manner as is presently conducted.

         1.3 "Financial Statements" shall mean the balance sheets and statements of income for the years or periods ended September 30, 1996, December 31, 1995 and December 31, 1994.

         1.4 "Benefit Plans" shall mean bonus, deferred compensation, severance, pension, profit sharing, retirement, stock purchase, stock option, medical, hospitalization, accident insurance or any other employee benefit plans, arrangements or practices, whether written or unwritten, which cover employees of Klein.

         1.5 "Certificate" shall mean each stock certificate representing shares of Klein Stock.

         1.6     "Closing" shall mean the meeting held on the Closing Date.

         1.7     "Closing Date" shall have the meaning assigned to it in
           Article 7.

         1.8 "Conversion Ratio" shall mean the fraction resulting from one divided by the total number of shares of Klein Stock issued and outstanding.

         1.9 "Effective Time" shall mean the time at which a properly executed certificate of merger in substantially the form attached to this agreement as Exhibit A (together with other documents required by law to effect the Merger) shall have been filed with the Secretary of State of Nevada, and in any other jurisdiction where such a certificate of merger is required.

         1.10 "Environmental Conditions" shall mean material conditions with respect to soil, surface waters, ground waters, stream sediments, underground tanks, asbestos and similar conditions on-site and off-site of properties owned, occupied or used by Klein, as the case may be, related to the presence or Release of Hazardous Substances, which conditions could require remedial action or may result in claims, demands and liabilities against, upon or, respectively, by third parties, including without limitation, governmental entities, adjacent property owners and any individuals suffering property damage or personal injury.

         1.11 "Environmental Laws" shall mean all federal, state and local laws, rules, regulations, codes, judgments and decrees concerning pollution or protection of the environment.

         1.12 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         1.13 "Former Klein Shareholder" shall mean each Person who was, immediately before the Effective Time, a holder of issued and outstanding shares of Klein Stock.





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

         1.14 "Hazardous Substances" shall include any dangerous substances, toxic substances, hazardous materials or hazardous substances as defined in or pursuant to the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), as amended, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.) ("CERCLA"), as amended, or any other Environmental Law.

         1.15 "Intellectual Property" shall have the meaning assigned to it in Section 3.8.

         1.16    "IRS" shall mean the Internal Revenue Service.

         1.17 "LifeQuest SEC Documents" shall mean each report, schedule, registration statement and definitive proxy statement filed by LifeQuest with the SEC since January 1, 1995.

         1.18 "LifeQuest Stock" shall mean the common stock, $.001 par value of LifeQuest.

         1.19 "Losses" shall mean all damages, losses, obligations, liabilities, claims, encumbrances, deficiencies, costs and expenses including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding.

         1.20 "Merger Consideration" shall have the meaning assigned to it in Section 2.6.

         1.21 "Notice" shall mean any summons, citation, directive, order, claim, litigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from the United States Environmental Protection Agency or other federal, state or local agency or authority or any other entity or any individual concerning any intentional or unintentional act or omission which has resulted or may result in the Release of Hazardous Substances into waters, or into the "environment" as such term is defined in CERCLA, from or on property owned, occupied or used by Klein, and shall include the imposition of any lien on property occupied or used by Klein, pursuant to any violation of any Environmental Law, or any knowledge, after due inquiry and investigation, of any acts that could give rise to any of the above.

         1.22 "Person" shall mean an individual, corporation, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         1.23 "Purchaser Stock" shall mean the common stock, $.01 par value of Purchaser.

         1.24 "Release" shall mean releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping.

         1.25 "SEC" shall mean the United States Securities and Exchange Commission.





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

         1.26 "Securities Act" shall mean the Securities Act of 1933, as amended.

         1.27 "Klein Stock" shall mean the common stock, par value $1.00 of Klein.

         1.28    "Klein's Contracts" shall mean (a) the contracts described on
Schedule 3.12, (b) purchase orders from customers accepted in the ordinary course of business, and (c) employment contracts terminable on not more than 30 days' notice.

         1.29 "Subsidiary" shall mean, with respect to any Person (the "parent"), (i) any corporation, association, joint venture, partnership or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or beneficial interest are, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent and (ii) any joint venture or partnership of which the parent or any Subsidiary of the parent is a general partner or has responsibility for its management (provided, however, that the term "Subsidiary" shall not include joint operating agreements).

         1.30 "Surviving Corporation" shall mean the corporation existing at and after the Effective Time as a result of the Merger.

                                   ARTICLE 2
                                     MERGER

         2.1 The Merger. Subject to the terms and conditions of this agreement, Klein shall be merged with and into Purchaser in accordance with all applicable laws, with Purchaser being the Surviving Corporation. Purchaser and Klein shall cause a certificate of merger to be filed with the Secretary of State of Nevada, and in any other jurisdiction where such a certificate of merger is required, within two business days after the Closing Date, unless legally prohibited from doing so. The Merger shall be effective at the Effective Time.

         2.2 Surviving Corporation. From and after the Effective Time, the Surviving Corporation shall have the name "Klein Medical, Inc." and shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of Klein and Purchaser, and all debts and all other things in action or belonging or due to each of Klein and Purchaser, all of which shall be vested in the Surviving Corporation without further act or deed, and title to any real estate or any interest in the real estate vested in either Klein or Purchaser shall not revert or in any way be impaired.

         2.3 Liabilities. The Surviving Corporation shall be liable for all the debts, liabilities and duties of each of Klein and Purchaser; any action or proceeding pending, by or against either Klein or Purchaser, may be prosecuted to judgment, with right of appeal, as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, and all the rights of creditors of each of Klein and Purchaser shall be preserved unimpaired, and all liens upon the property of each of Klein and





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Purchaser shall be preserved unimpaired, on only the property affected by the liens immediately prior to the Effective Time.

         2.4 Certificate of Incorporation and Bylaws. The certificate of incorporation and bylaws of Purchaser in effect immediately prior to the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Corporation following the Merger until otherwise amended or repealed.

         2.5 Directors and Officers. The directors and officers of Purchaser immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their successors are duly elected or appointed and qualified in the manner provided in the bylaws of the Surviving Corporation, or as otherwise provided by law.

         2.6 Conversion or Cancellation of Stock Upon Merger. In consideration for the Merger and the non- competition agreement in Section 12 hereof, as of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Klein Stock, or the holder of the shares of Purchaser Stock, (a) each share of Klein Stock outstanding immediately before the Effective Time shall be converted into the right to receive, subject to Section 2.7, a number of shares of LifeQuest Stock, equal to the product of (i) the Conversion Ratio and (ii) 600,000 (the "Merger Consideration") and (b) each share of Purchaser Stock outstanding immediately before the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

         2.7 Fractional Shares. Notwithstanding Section 2.6, no certificates or scrip representing fractional shares of LifeQuest Stock shall be issued upon the surrender for exchange of certificates that prior to the Effective Time represented shares of Klein Stock, no dividend or distribution of LifeQuest shall relate to any fractional share interest and no fractional share interest shall entitle the owner thereof to vote or to exercise any rights of a shareholder of LifeQuest. In the event that any Former Klein Shareholder shall be entitled to any fractional share interest then any fractional amount shall be rounded up to the nearest whole share.

         2.8 Exchange Requirements. After the Effective Time, (a) each outstanding Certificate shall, until duly surrendered to Purchaser, be deemed to represent only the right to receive the Merger Consideration, (b) there shall be no further transfer on the records of Klein of Certificates, and (c) each share of Klein Stock presented or surrendered to Purchaser shall be canceled in exchange for the Merger Consideration as contemplated by Section
2.6. In no event shall Purchaser be obligated to deliver Merger Consideration to any holder of a Certificate until such holder surrenders such Certificate as provided herein.

         2.9 Interim Dividends. No dividends or other distributions declared after the Effective Time on LifeQuest Stock issuable pursuant to the Merger and payable to any Former Klein Shareholder after the Effective Time shall be paid to the holder of any unsurrendered certificates formerly representing shares of Klein Stock until the certificates shall be surrendered as provided herein, provided, however, that (a) upon surrender there shall be paid to the shareholder in whose name the certificates representing the shares of LifeQuest Stock shall be issued the amount of unpaid





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dividends with respect to the holder's shares of LifeQuest Stock and (b) at the appropriate payment date, or as soon as practicable thereafter, there shall be paid to the shareholder the amount of dividends declared with respect to whole shares of LifeQuest Stock with a record date on or after the Effective Time but before surrender and a payment date subsequent to surrender, subject in any case to any applicable escheat laws. No interest shall be payable with respect to the payment of dividends or other distributions on surrender of outstanding certificates.

                                   ARTICLE 3
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

         The Shareholder represents and warrants to the LifeQuest Parties as follows:

         3.1 Corporate Organization. Klein is a corporation duly organized, validly existing and in good standing under the laws of Texas, and has full power and authority to own its properties and to carry on its business as and in the places where such properties are now owned or such business is now being conducted except to the extent the failure to have any such power or authority would not have a material adverse effect on the business, prospects or condition, financial or otherwise, of Klein. Complete and correct copies of the Articles of Incorporation of Klein and all amendments thereto, certified in each case by the Secretary of State of the State of Texas, and of the Bylaws of Klein and all amendments thereto, certified by the Secretary of Klein, heretofore have been delivered to Purchaser. Klein is duly qualified to do business and is in good standing in all jurisdictions (each such jurisdiction is set forth on Schedule 3.1 attached hereto and made a part hereof) in which such qualification is necessary because of the character of the properties owned, leased or operated by it or the nature of its activities, except to the extent the failure to be so qualified or in good standing would not have a material adverse effect on the business, prospects or condition, financial or otherwise, of Klein. Klein has not knowingly taken any action, or failed to take any action which action or failure will preclude or prevent Klein's business from being conducted in substantially the same manner in which Klein has heretofore conducted the same.

         3.2     Subsidiaries.  Klein has no subsidiaries.

         3.3 Capitalization. Klein's authorized capital stock consists of 1,000,000 shares of Klein Stock, of which 1,000 shares are issued and outstanding and are owned of record and beneficially by the Shareholder free and clear of all liens, encumbrances or other obligations and issued without violation of the preemptive, subscriptive or other similar rights of any person or entity. As of the Closing Date there will be no outstanding subscriptions, options, warrants, rights or other agreements obligating Klein to issue any additional shares of Klein Stock, except as set forth on Schedule 3.3 attached hereto and made a part hereof.

         3.4 Authorization. Klein has full power and authority, corporate and otherwise, to enter into this Agreement and to assume and perform its obligations hereunder. The execution and delivery of this Agreement and the performance by Klein of its obligations hereunder have been duly authorized by the Board of Directors and the shareholders of Klein and no further action or approval, corporate or otherwise, by





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

Klein is required in order to constitute this Agreement as a binding and enforceable obligation of Klein. The execution and delivery of this Agreement and the performance by Klein of its obligations hereunder do not and will not violate any provisions of the Articles of Incorporation or Bylaws of Klein and do not and will not conflict with or result in any breach of any condition or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Assets by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which Klein is a party, or which is or purports to be binding upon Klein or which affects or purports to affect any of the Assets.

         3.5 Approvals and Consents. No action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau, or instrumentality is necessary as to Klein or the Shareholder in order to constitute this Agreement as a valid, binding and enforceable obligation of Klein and the Shareholder in accordance with its terms.

         3.6 Permits, Licenses, Etc. Klein has all permits, licenses, orders and approvals, exclusive of those required under Environmental Laws, of all federal, state, or local governmental or regulatory bodies required for it to conduct its business as presently conducted. All such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened. Except as set forth on Schedule 3.6 attached hereto and made a part hereof, Klein is operating in compliance with all such permits, licenses, orders and approvals, and none of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by this Agreement. Klein is in compliance in all material respects with each law, rule and regulation other than Environmental Laws applicable to its business including, without limitation, laws, rules and regulations respecting occupational safety and employment practices. The conduct of the business of Klein and all assets and properties utilized by Klein therein are in conformance in all material respects with the requirements and regulations of the Occupational Safety and Health Administration ("OSHA").

         3.7 Environmental Laws. Klein has all permits, licenses, orders and approvals of, and has made all required filings with, all federal, state or local governmental or regulatory bodies relating to, arising under or required by the Environmental Laws. All such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is pending or threatened. None of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by this Agreement. Klein is in compliance with all such permits, licenses, orders and approvals and with all limitations, conditions, standards and requirements contained in Environmental Laws applicable to it and the business conducted by it. Schedule 3.7 attached hereto and made a part hereof contains a description of each summons, citation, order, letter or other written communication received by Klein from any federal, state or local governmental or regulatory body under any of the Environmental Laws during the five-year period ending on the date hereof.





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

         Except as disclosed on Schedule 3.7, there are no currently existing Environmental Conditions with respect to properties owned, occupied or used by Klein. Klein has received no Notice with respect to any Environmental Condition at any time prior to the date hereof.

         3.8     Intellectual Property and Other Intangible Assets.  Schedule
3.8 sets forth a description of all intellectual property owned, licensed or claimed by Klein. Klein (a) owns or has the right to use all inventions, discoveries, patents, copyrights, trademarks, trade names, service marks, corporate names, licenses, trade secrets and know how and all other intellectual property rights with respect to the foregoing, used in or necessary for the conduct of its business as now conducted without infringing upon or otherwise acting adversely to the right or claimed right of any Person under or with respect to any of the foregoing (such inventions, discoveries, patents, copyrights, trademarks, trade names, service marks, corporate names, licenses, trade secrets and know how and all other intellectual property rights with respect thereto being herein referred to as the "Intellectual Property") and (b) is not obligated or under any liability or claim whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any inventions, discoveries, patents, copyrights, trademarks, trade names, service marks, corporate names, licenses, trade secrets and know how and all other intellectual property rights, with respect to the use thereof or in connection with the conduct of its business or otherwise. A list of all such Intellectual Property and a statement whether such Intellectual Property is owned or licensed is set forth in Schedule 3.8 hereto. Except as specifically set forth in Schedule 3.8 hereto, the Intellectual Property has been duly registered or patented or sought to be registered or patented with appropriate state, federal and foreign jurisdictions and Klein is the sole and exclusive owner or has the sole and exclusive right to use the Intellectual Property.

         3.9 Financial Statements. Attached hereto as Schedule 3.9 and made a part hereof are the Financial Statements, prepared in accordance with U.S. generally accepted accounting principles consistently applied throughout the periods indicated. The Financial Statements (a) are true, correct and complete, (b) fairly, completely and accurately present the financial position of Klein at the dates specified and the results of its operations for the period covered, and (c) reflect expenses and liabilities of Klein in a consistent manner throughout the periods to which the Financial Statements relate. At the date of the Financial Statements, Klein had no liabilities or obligations of any kind or nature, fixed or contingent, matured or unmatured or otherwise, which are not fully reflected or reserved against on the Financial Statements; nor does Klein have any liability or obligation of any kind or nature arising since that date other than those incurred in the ordinary course of business consistent with past practices, none of which are material. Klein owns outright and has good and indefeasible title to all of the Assets, including without limitation, all of the assets and properties reflected on the Financial Statements or acquired thereafter, free and clear of any mortgage, lien, pledge, charge, claim, conditional sales or other agreement, lease, right or encumbrance of any sort except: (x) to the extent stated or reserved against on the Financial Statements and for changes occurring in the ordinary course of business after the date thereof, none of which changes is adverse, and (y) as set forth on Schedule 3.9A attached hereto and made a part hereof. Each such asset and item has been fully operational in the ordinary course of business for at least the six months immediately





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

preceding the date hereof. Klein has complete and unrestricted power and the unqualified right to transfer, convey and assign the Assets.

         3.10 Material Adverse Changes Since the Date of the Financial Statements. Except as described in Schedule 3.17, since September 30, 1996, there have been no material adverse change in the financial condition, assets, liabilities, properties, or business of Klein. Since September 30, 1996, Klein has not:

                 (a) issued or sold any stock, notes, bonds or other securities, or any option to purchase the same, or entered into any agreement with respect thereto;

                 (b) declared, set aside or made any dividend or other distribution on its capital stock or redeemed, purchased or acquired any shares thereof or entered into any agreement in respect of the foregoing;

                 (c) incurred any damage, destruction or similar loss, whether or not covered by insurance, materially affecting its business or properties;

                 (d) other than in the ordinary course of business, sold, assigned or transferred any of its tangible assets or any trade name, franchise, design, or other intangible assets or property;

                 (e) other than in the ordinary course of business, mortgaged, pledged or granted or suffered to exist any lien or other encumbrance or charge on any of its assets or properties, tangible or intangible;

                 (f) other than in the ordinary course of business, waived any rights of material value or canceled or modified any material debts or claims;

                 (g) incurred any liability or obligation for borrowed money to any shareholder of Klein or any Affiliate of Klein;

                 (h) incurred any obligation or liability (absolute or contingent) except current liabilities and obligations incurred in the ordinary course of its business or paid any liability or obligation (absolute or contingent) other than current liabilities and obligations incurred in the ordinary course of business, none of which were material;

                 (i) entered into any transaction other than in the ordinary course of business;

                 (j) became obligated to make any payment to any shareholder or any Affiliate of Klein in any capacity, or entered into any transaction of any nature with any shareholder or any Affiliate of Klein in any capacity, except in respect of the foregoing for compensation to shareholders or Affiliates who are employees of Klein in their capacity as such and in respect to payment by Klein to the Shareholder of not more than $100,000.00;

                 (k) except for increases in the ordinary course and customary in the business of Klein, which increases did not inure to officers, directors or shareholders





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

of Klein or to consultants to Klein, increased the compensation payable to any employee of Klein or became obligated to increase any such compensation, or their capacities as such; or

                 (l) entered into any transaction with any Affiliate of Klein, except in respect of the foregoing for compensation to Affiliates who are employees of Klein in their capacity as such.

         3.11 Tax Returns. Klein has duly filed all federal, state, county and local income, excise, sales and other tax returns and reports required to have been filed by it to the date hereof, after giving effect to any extensions of time to file duly obtained by Klein. Each such return and report is true and correct and Klein has paid all taxes, interest and penalties shown on such returns or reports to be due or claimed to be due prior to the date hereof to any federal, state, county, local or other taxing authority. Klein has no liability for any taxes, assessments, amounts, interest or penalties of any nature whatsoever other than as shown on the Financial Statements and there is no basis for any additional claim or assessment. The IRS has not examined the Federal income tax returns of Klein. No waiver of the statute of limitations has been given with respect to any taxable year of Klein. No government or governmental authority is now asserting or threatening to assert any deficiency or assessment for additional taxes or any interest, penalties or fines with respect to Klein. Complete and correct copies of the federal income tax return of Klein for the fiscal year ended December 31, 1995, as well as any other tax returns requested by LifeQuest, have been heretofore delivered to LifeQuest.

         3.12 Contracts. Klein is not a party to nor has any material contract or commitment of any kind or nature whatsoever, written or oral, including, without limitation, any lease, license, franchise, employment, consultant or commission agreement, pension, profit sharing, bonus, stock purchase, retirement, hospitalization, insurance or other plan or arrangement involving employee benefits, contract with any labor union or contract for services, materials, supplies or equipment or for the sale or purchase of any of its products or assets, except in respect of all of the foregoing for Klein's Contracts. Except as set forth therein, each of the Klein's Contracts referred to on Schedule 3.12 is valid and existing, in full force and effect and enforceable in accordance with its terms and no party thereto is in default and no claim of default by any party has been made or is now pending and there does not exist any event that with notice or the passing of time or both would constitute a default or would excuse performance by any party thereto. None of Klein's Contracts, except as expressly set forth therein, requires any consents or approvals by any party to such contract to prevent a breach or to protect and preserve the rights of the Surviving Corporation thereunder subsequent to the consummation of the Merger. Klein has heretofore delivered to LifeQuest complete and correct copies of each of Klein's Contracts.

         3.13 Tangible Personal Property. Schedule 3.13 attached hereto and made a part hereof is a true and complete list of all tangible personal property owned by Klein having a book value at the date of the Financial Statements. Klein owns and has good and indefeasible title in fee to all of its assets and properties, free and clear of any mortgage, lien, pledge, charge, claim, conditional sales or other agreement, lease, right or encumbrance except (a) to the extent stated or reserved against in the Financial





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

Statements, (b) vendors' or other statutory liens which may have resulted in the ordinary course of business, (c) minor imperfections of title, liens and encumbrances which do not materially detract from the value or the utility of the property subject thereto or materially impair the operations of the owner thereof, and (d) as set forth in Schedule 3.13 attached hereto and made a part hereof.

         3.14 Real Property. Klein owns no real property. Except as set forth on Schedule 3.14, Klein leases no real property. All leases of property under which Klein purports to be a lessee are valid, binding and in full force and effect, and Klein is not in default thereunder and there is no event or fact which upon the passage of time or the giving of notice, or both, could constitute a default by Klein under such lease.

         3.15 Insurance. Schedule 3.15 attached hereto and made a part hereof, is a true and complete list and brief description of all policies of fire, liability and other forms of insurance owned or held by Klein. All of such policies are valid and binding and in full force and effect as of the date hereof and are in such amounts and cover such risks as are customarily carried by other businesses similar to those conducted by Klein.

         3.16 Banking. Schedule 3.16 attached hereto and made a part hereof is a true and complete list setting forth the names and locations of all banks at which Klein has an account or safe deposit box, the numbers of the accounts and the names of all persons authorized to draw thereon.

         3.17 Litigation. Except as described on Schedule 3.17 attached hereto and made a part hereof, there are no actions, suits, proceedings or investigations pending or threatened against or affecting the assets or the business, operations or financial condition of Klein, at law or in equity, in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, nor is there any basis for any such action, suit, proceeding or investigation. There are no judgments outstanding against Klein and Klein is not in default in respect of any judgment, order, writ, injunction, or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

         3.18 Labor. There are no threats of strikes, work stoppages or demands for collective bargaining by any union or labor organization against or including Klein, no grievances, disputes or controversies with any union or any other organization of the employees of Klein, and no pending or threatened arbitration proceedings involving an employment grievance, dispute or controversy.

         3.19 Employee Benefit Plans. Except as set forth on Schedule 3.19 attached hereto and made a part hereof, Klein has no Benefit Plans, including, without limitation, any "employee pension benefit plan" or "employee welfare benefit plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended (29 U.S.C. Section 1001, et seq.) ("ERISA"), and the final regulations thereunder. True and complete copies of each written Benefit Plan sponsored by Klein have heretofore been delivered to LifeQuest. Klein has no commitment, written or oral, and whether legally binding or not, to create any Benefit Plans in addition to those shown on Schedule 3.19. Klein has no benefit plan that is a defined benefit plan within the meaning of ERISA Section 3(35) maintained or contributed to by Klein and that covers employees of Klein. Klein has no liability on account of any Benefit Plans, including but not limited to liability for (a) additional contributions accruing under such Benefit Plans with respect to periods commencing on or prior to the Closing Date; (b) fiduciary breaches by Klein, the trustees under the trust created under any of such plans, or any other persons under ERISA, or any other applicable statute, regulation or rule; or
(c) income taxes by reason of non-qualification of such Benefit Plans. There are no pending claims against any Benefit Plan (other than for benefits in accordance with its terms), nor has any claim been threatened in writing by any participant thereof or beneficiary thereunder. Without limiting the generality of the foregoing, all Benefit Plans are in full compliance with all applicable reporting, disclosure, filing and other administrative requirements pertaining to employee benefit plans set forth in the Code and ERISA and rules and regulations promulgated under either.

         3.20 Inventory. Inventory reflected on the Financial Statements as of the date thereof was determined in accordance with generally accepted accounting principles consistently applied, stated, on an aggregate basis, at the lower of cost (based on the first-in, first-out method) or market value and consists solely of merchandise usable or saleable in the ordinary course of business at not less than gross cost. The inventory conforms to customary trade standards for marketable goods. Since the date of the Financial Statements, there have been no changes in the inventory reflected on the Financial Statements except in the ordinary course of business, none of which have been material.

         3.21 Accounts Receivable. Each account receivable reflected on the Financial Statements constitutes a bona fide receivable resulting from a bona fide sale to a customer in the ordinary course of business, the amount of which was actually due on the date thereof and has been or will be collected in the ordinary course of business, net of the allowance for doubtful accounts reflected on the Financial Statements. There are no defenses, claims of disabilities, counterclaims, offsets, refusals to pay or other rights of set-off against any accounts receivable and there is no threatened, intended or proposed defense, claim of disability, counterclaim, offset, refusal to pay or other right of set-off with respect thereto. Each account receivable, each document and instrument and each transaction underlying or relating thereto conforms, including, without limitation, in respect of interest rates charged, notices given and disclosures made, to the requirements and provisions of each applicable law, rule, regulation or other relating to credit, consumer credit, credit practices, credit advertising, credit reporting, retail installment sales, credit cards, collections, usury, interest rates and truth-in-lending, including, without limitation, the Federal Truth in Lending Act, as amended, and Regulation Z issued by the Board of Governors of the Federal Reserve System thereunder. Except to the extent of appropriate reserves and allowances that Klein has established specifically for doubtful accounts (which reserves and allowances are reflected on the Financial Statements, each account receivable existing on the Closing Date will be paid in full by not later than the 120th day after the closing. Such reserves and allowances have been established on the basis of historical experience in accordance with U.S. generally accepted accounting principles consistently applied.

         3.22 Employee and Other Compensation. Schedule 3.22 attached hereto and made a part hereof is a complete and correct list of the names and current annual salary, bonus, commission and perquisite arrangements, written or unwritten, for each director, officer and employee of Klein, including those whose compensation was paid in whole or in part by persons or entities other than Klein. No current or former shareholder, director, officer, employee or Affiliate of Klein or any relative, associate or agent of such shareholder, director, officer, employee or Affiliate has any interest in any property of Klein except as a shareholder. To the best knowledge of Klein and the Shareholder, no employee listed thereon intends to terminate his employment relationship with Klein and Klein has no contract for the future employment of any officer or employee not listed on Schedule 3.22.

         3.23 Customers and Suppliers. Schedule 3.23 attached hereto and made a part hereof is a complete and correct list of the names and addresses of the 10 largest customers and suppliers, respectively, of Klein during the last fiscal year, and the total sales to or purchases from such customers and suppliers made by Klein during the last fiscal year. Except as described in
Schedule 3.17, no supplier or customer of Klein representing in excess of 5% of Klein's purchases or sales during the last fiscal year has advised Klein, formally or informally, that it intends to terminate, discontinue or substantially reduce its business with Klein by reason of the transactions contemplated by this Agreement or otherwise.

         3.24 No Omission of Material Fact. No representation or warranty by the Shareholder in this Agreement or under any documents, instruments, certificates or schedules furnished pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

         3.25 Closing Date Effect. All of the representations and warranties of the Shareholder are true and correct as of the date hereof and shall be true and correct on and as of the Closing Date, with the same force and effect as if such representations and warranties were made by the Shareholder to the LifeQuest Parties on the Closing Date.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                            OF THE LIFEQUEST PARTIES

         The LifeQuest Parties jointly and severally represent and warrant to the Shareholder as follows:

         4.1 LifeQuest Corporate Organization. LifeQuest is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its properties and to carry on its business as and in the places where such properties are now owned or such businesses are now being conducted.

         4.2 Purchaser Corporate Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full power and authority to own its properties and to carry on its business as and in the places where such properties are now owned or such businesses are now being conducted.

         4.3 Authorization. The LifeQuest Parties have full power and authority, corporate and otherwise, to enter into this Agreement and to assume and perform their respective obligations hereunder. The execution and delivery of this Agreement and the performance by the LifeQuest Parties of their respective obligations hereunder have been or will be duly authorized by the Boards of Directors of the LifeQuest Parties and no further action or approval, corporate or otherwise, by the LifeQuest Parties is or will be required in order to constitute this Agreement as a binding and enforceable obligation of the LifeQuest Parties.

         4.4 Stock Options. On the Closing Date, LifeQuest will grant options to purchase 10,000 shares of LifeQuest Stock, vested at the rate of 2,500 shares per year beginning on the first anniversary of the Closing Date, at an option price equal to the market price of the LifeQuest Stock on the Closing Date, to each of Genard McCauley, Russell Mascari and Cindy Seltzer.

                                   ARTICLE 5
                  LIFEQUEST STOCK AND LIFEQUEST SEC DOCUMENTS

         5.1 LifeQuest SEC Documents. LifeQuest has furnished the Shareholder with a true and complete copy of the LifeQuest SEC Documents. As of its filing date (and, with respect to any registration statement, the date on which it was declared effective), each LifeQuest SEC Document was in compliance, in all material respects, with the requirements of its form, contained no untrue statement of a material fact and did not omit any statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of LifeQuest included in the LifeQuest SEC Documents complied, at the time of filing with the SEC (and, with respect to any registration statement, the date on which it was declared effective), as to form, in all material respects, with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (subject, in the case of unaudited statements, to the omission of certain footnotes) and fairly present, in all material respects (subject, in the case of the unaudited statements, to normal, recurring year-end audit adjustments) the consolidated financial position of LifeQuest as at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended. The consolidated financial statements of LifeQuest as of September 30, 1996, included in the LifeQuest SEC Documents disclose all liabilities of LifeQuest required to be disclosed therein and contained adequate reserves for taxes and all other material accrued liabilities. Since September 30, 1996, there has not been any change in the business, assets, properties, condition (financial or otherwise), results of operations or prospects of LifeQuest, and no condition exists, which in any case would have or be a material adverse effect on, or with respect to, LifeQuest.

         5.2 No Omission of Material Fact. No representation or warranty by the LifeQuest Parties in this Agreement or under any documents, instruments, certificates or schedules furnished pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

         5.3 Closing Date Effect. All of the representations and warranties of the LifeQuest Parties are true and correct as of the date hereof and shall be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties were made by the LifeQuest Parties to Klein on the Closing Date.

                                   ARTICLE 6
                      AGREEMENT AND PLAN OF REORGANIZATION

         6.1 Tax Treatment. Klein and the Shareholder, LifeQuest and Purchaser intend that the transactions contemplated hereunder constitute a tax-free reorganization (a "Reorganization") under Section 368 of the Code, and agree to treat and report the transactions hereunder as a Reorganization. This Agreement shall be construed in a manner to result in treatment of the transactions hereunder as a Reorganization.

                                   ARTICLE 7
                                    CLOSING

         7.1 The closing of the transactions contemplated hereby shall take place on the Closing Date, November 27, 1996, at the offices of LifeQuest Medical, Inc., 9601 McAllister Freeway, Suite 1120, San Antonio, Texas 78216, or at such other place and on such other date as the parties shall agree. The date of closing so determined is herein sometimes called the "closing" or the "Closing Date."

                                   ARTICLE 8
                             CONDITIONS OF CLOSING

         8.1 LifeQuest Parties. The obligation of the LifeQuest Parties to close hereunder shall be subject to the satisfaction of the following conditions or the written waiver thereof by the LifeQuest Parties:

                 (a) Each of the agreements and covenants of Klein and the Shareholder to be performed under this Agreement at or prior to the Closing shall have been duly performed in all material respects, and the LifeQuest Parties shall have received a certificate to that effect dated the Closing Date and executed by the Chief Executive Officer of Klein and the Shareholder.

                 (b) The representations and warranties of Klein and the Shareholder in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and the LifeQuest Parties shall have received a certificate to that effect dated the Closing Date and executed by the Chief Executive Officer of Klein and the Shareholder.

                 (c) No injunction or restraining order shall be in effect to forbid or enjoin the consummation of the transactions contemplated by this Agreement and no Federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation hereof.

                 (d) All consents, authorizations, orders or approvals of, and filings or negotiations with, any Federal, state, local or foreign governmental agency, commission, board or other regulatory body which are required for or in connection with the execution, delivery and performance of this Agreement by Klein and the Shareholder and the consummation of the transactions contemplated hereby, and in order to permit or enable the Surviving Corporation, after the closing to operate a business substantially similar to Klein's business as conducted by Klein as of the date hereof, shall have been duly obtained or made, including, but not limited to, any approvals required under the Hart-Scott-Rodino Antitrust Improvement Act.

                 (e) LifeQuest shall have received a certified copy of resolutions duly adopted by the Board of Directors and shareholders of Klein authorizing and approving the execution and delivery of this Agreement and performance by Klein of its obligations hereunder.

                 (f) Dick Klein shall have executed and delivered to the Company an Employment Agreement and a Non- Qualified Stock Option Agreement in the forms attached hereto as Exhibit B and Exhibit C, respectively.

                 (g) LifeQuest shall have received such further certificates and documents as shall have been reasonably requested by the LifeQuest Parties, including consents of all requisite third parties.

                 (h) The Shareholder shall have executed and delivered a Right of First Refusal Agreement in form and substance satisfactory to the LifeQuest Parties.

                 (i) The LifeQuest Parties shall have completed their diligence activities to their satisfaction.

         8.2 The Shareholder and Klein. The obligation of the Shareholder and Klein to close hereunder shall be subject to the satisfaction of the following conditions or the written waiver thereof by the Shareholder and
Klein:

                 (a) Each of the agreements and covenants of the LifeQuest Parties to be performed under this Agreement at or prior to the Closing shall have been duly performed in all material respects and the Shareholder shall have received a certificate to that effect dated the Closing Date and executed by the President and Chief Executive Officer of each of the LifeQuest Parties.

                 (b) The representations and warranties of the LifeQuest Parties in this Agreement shall be true and correct in all material respects on and as of the Closing

Date and the Shareholder shall have received a certificate to that effect dated the Closing Date and executed by the President and Chief Executive Officer of each of the LifeQuest Parties.

                 (c) No injunction or restraining order shall be in effect to forbid or enjoin the consummation of the transactions contemplated by this Agreement and no Federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation hereof.

                 (d) The Board of Directors of LifeQuest shall include one member designated by the Shareholder with the approval of the Board of Directors of LifeQuest. Following the Closing Date, so long as the Shareholder is the beneficial owner of at least 5% of the outstanding shares of LifeQuest Stock, Purchaser shall use its best efforts to cause the Board of Directors to nominate one person designated by the Shareholder for election to the Board of Directors of LifeQuest.

                 (e)  The Shareholder shall have received the Merger
Consideration.

                 (f) The Shareholder shall have received such further certificates and documents as he shall have reasonably requested.

                                   ARTICLE 9
                              REMEDIES FOR BREACH

         9.1 Arbitration. The LifeQuest Parties and the Shareholder agree that any dispute or controversy arising out of or in connection with this Agreement or any alleged breach hereof shall be settled by arbitration in San Antonio, Texas pursuant to the rules of the American Arbitration Association. If the two parties cannot jointly select a single arbitrator to determine the matter, one arbitrator shall be chosen by each party (or, if a party fails to make a choice, by the American Arbitration Association on behalf of such party) and the two arbitrators so chosen will select a third. The decisions of the single arbitrator jointly selected by the parties, or, if three arbitrators are selected, the decision of any two of them, will be final and binding upon the parties and the judgment of a court of competent jurisdiction may be entered thereon. Fees of the arbitrators and costs of arbitration shall be borne by the parties in such manner as shall be determined by the arbitrator or arbitrators.

         9.2 Survival of Representations, Warranties and Agreements. All of the representations, warranties, covenants and agreements made by the parties to this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder until 11:59 p.m., Central Time, on the day before the fourth anniversary of the Closing Date.

                                   ARTICLE 10
                                INDEMNIFICATION

         10.1 Indemnification. The Shareholder shall defend and indemnify the LifeQuest Parties and save and hold them harmless from, against, for and in respect of, and pay any and all Losses suffered, sustained, incurred or required to be paid by the LifeQuest Parties by reason of (a) any breach or failure of observance or performance of any representation, warranty, covenant, agreement or commitment made by Klein or the Shareholder hereunder or relating to or as a result of any such representation, warranty, covenant, agreement or commitment being untrue or incorrect; or (b) as to products currently manufactured or sold by Klein, any action for infringement upon or use adverse to the right or claimed right of any Person to use all inventions, discoveries, patents, copyrights, trademarks, trade names, service marks, corporate names, licenses, trade secrets and know how and all other intellectual property rights with respect to the foregoing.

         10.2 Procedure for Indemnification. In the event that the Shareholder shall be obligated to the LifeQuest Parties pursuant to this Article, or in the event that a suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Shareholder may become obligated to the LifeQuest Parties hereunder, the LifeQuest Parties shall give prompt written notice to the Shareholder of the occurrence of such event. The Shareholder agrees to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding at the Shareholder's own cost and expense. The LifeQuest Parties shall have the right, but not the obligation, to participate, at its own expense, in the defense thereof by counsel of its own choice. In the event that the Shareholder fails timely to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding, the LifeQuest Parties shall have the right to defend, contest or otherwise protect against the same, and, upon 10 days' written notice to the Shareholder, make any compromise or settlement thereof and recover the entire cost thereof from the Shareholder, including, without limitation, reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or compromise or settlement thereof.

                                   ARTICLE 11
                        REQUIREMENTS OF SECURITIES LAWS

         11.1 Accredited Investors. The Shareholder recognizes that the Merger Consideration is not being registered under the Securities Act in reliance upon an exemption from the Securities Act which is predicated, in part, on the representations and agreements of the Shareholder set forth in this Agreement. The Shareholder represents and warrants to the LifeQuest Parties that he is an "accredited investor" as that term is defined in Rule 501(a) of the Securities Act and that the Merger Consideration is being acquired solely for his own account for investment and not with a view to, or for offer or resale in connection with, a distribution thereof within the meaning of the Securities Act. The Shareholder understands that the effect of such representation and warranty is that the Merger Consideration must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available at the time for any proposed sale or other transfer thereof. The Shareholder also understands that LifeQuest is under no obligation to file a registration statement under the Securities Act covering the Merger Consideration, other than as set forth in Section 11.4, or to take any other action to enable the Shareholder to transfer or otherwise dispose of the Merger Consideration. The Shareholder represents that he has consulted with his counsel in regard to the Securities Act and that he is fully familiar with the circumstances under which he is required to hold the Merger Consideration and the limitations upon the transfer or other disposition thereof. The Shareholder acknowledges that the LifeQuest Parties are relying upon the truth and accuracy of the foregoing representations and warranties in issuing the Merger Consideration under the Securities Act. The Shareholder agrees to indemnify and hold the LifeQuest Parties harmless against all liabilities, costs and expenses, including reasonable attorneys' fees, incurred by the LifeQuest Parties as a result of any sale, transfer or other disposition by the Shareholder of all or any part of the Merger Consideration in violation of the Securities Act.

         11.2 Legend. The Merger Consideration shall bear the following legend:

                 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT."

         11.3 SEC Documents. The Shareholder acknowledges that he has been furnished by the LifeQuest Parties with (a) a copy of the Annual Report on Form 10-K of LifeQuest for the fiscal year ended December 31, 1995, in the form filed with the SEC, and (b) copies of all filings since December 31, 1995, by LifeQuest with the SEC in compliance with Section 13 or 14 of the Exchange Act. The Shareholder represents that he has reviewed the foregoing documents and acknowledges that he has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of the information contained in the foregoing documents, including the opportunity to ask questions of, and receive answers from, officers and representatives of LifeQuest concerning the LifeQuest Parties and the terms and conditions of the transactions contemplated by this Agreement. The Shareholder acknowledges that Vail & Schneider, P.C., attorneys at law, have advised him during the course of the negotiation of this Agreement, and that it has consulted Vail & Schneider, P.C., attorneys at law, with respect to the transactions contemplated by this Agreement.

         11.4    Incidental Registration.   If, at any time between December
31, 1997 and December 31, 1999, LifeQuest proposes to register any of the LifeQuest Stock (whether unissued, yet to be authorized or held by any person) under the Securities Act, or if, at any time between the Closing Date and December 31, 1997, LifeQuest proposes to register any of the LifeQuest Stock on behalf of any selling shareholder under the Securities Act, LifeQuest shall, at least 30 days prior to the filing under the Securities Act of the registration statement relating thereto, give written notice to the Shareholder of its intention to do so, and, upon the written request of the Shareholder given within 10 days after the giving of any such notice (which request shall state the proposed method of distribution), LifeQuest shall include or cause to be included in any such registration statement the Merger Consideration (but not more than 100,000 shares of LifeQuest Stock prior to December 31, 1997); provided, however, that LifeQuest may at any time withdraw or cease proceeding with any such registration if it shall at the time withdraw or cease proceeding with the registration of such LifeQuest Stock originally proposed to be registered; and provided further, that if the registration proposed by LifeQuest relates to an underwritten offering, the Shareholder shall not have any right to sell the Merger Consideration in any manner or through any underwriter other than in the manner and through the managing underwriter or underwriters being used by LifeQuest.

                 (a) Notwithstanding any other provision of this Section 11.4, if a registration pursuant to this Section 11.4 involves a firm commitment, underwritten offering of the securities so being registered and if the managing underwriter of such offering informs LifeQuest and the Shareholder by letter of its belief that marketing factors require a limitation of the number of shares to be underwritten, LifeQuest may limit the amount of Merger Consideration to be included in the registration and underwriting; provided that no such reduction shall reduce the securities being offered by LifeQuest for its own account; and provided that those shares which are excluded from the underwritten offering shall be withheld from the market by the holders thereof for a period, not to exceed 180 days, which the managing underwriter reasonably determines as necessary in order to effect the underwritten offering.

                 (b) Registration Procedures and Expenses. If and whenever LifeQuest is required to include the Merger Consideration in a registration statement under the Securities Act, as provided in Section 11.4 hereof, LifeQuest shall, as expeditiously as is reasonably practicable, do each of the following:

                 (i) prepare and file with the SEC a registration statement with respect to the Merger Consideration and, subject to the limitations under Section 11.4 hereof, use its best efforts to cause such registration statement to become effective;

                 (ii) cooperate with the Shareholder and any underwriter who shall sell the Merger Consideration in connection with their review of LifeQuest made in connection with such registration;

                 (iii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for 120 days from the date of its effectiveness, and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all the Merger Consideration covered by such registration statement for such period;

                 (iv) furnish to the Shareholder such number of copies of the prospectus forming a part of such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as the Shareholder may reasonably request in order to facilitate the disposition of the Merger Consideration; and

                 (v) LifeQuest shall (a) notify the Shareholder at any time when a prospectus relating to the Merger Consideration is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus forming a part of such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and (b) at the request of the Shareholder, prepare and furnish to the Shareholder a reasonable number of copies of any supplement to or any amendment of such prospectus that may be necessary so that, as thereafter delivered to the purchasers of the Merger Consideration, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                 (c) Agreement by the Shareholder. In the event that the Shareholder participates, pursuant to this Section 11.4, in the offering of the Merger Consideration, the Shareholder shall;

                 (i) furnish LifeQuest all material information reasonably requested by LifeQuest concerning the Shareholder and the proposed method of sale or other disposition of the Merger Consideration and such other information and undertakings as shall be reasonably required in connection with the preparation and filing of the registration statement covering the Merger Consideration in order to ensure full compliance with the Securities Act and the rules and regulations of the SEC thereunder;

                 (ii) cooperate in good faith with LifeQuest and its underwriters, if any, in connection with such registration, including placing the Merger Consideration in escrow or custody to facilitate the sale and distribution thereof provided that such escrow or custody arrangement shall be no more restrictive upon the Shareholder than upon any other holder of LifeQuest Stock for the benefit of whom such registration is undertaken; and

                 (iii) make no further sales or other dispositions, or offers therefor, of the Merger Consideration under such registration statement if, during the effectiveness of such registration statement, an intervening event should occur which, in the opinion of counsel to LifeQuest, makes the prospectus included in such registration statement no longer comply with the Securities Act, so long as written notice containing the facts and legal conclusions relied upon by LifeQuest in this regard has been received by the Shareholder from LifeQuest, until such time as the Shareholder has received from LifeQuest copies of a new, amended or supplemented prospectus complying with the Securities Act, which prospectus shall be delivered to the Shareholder by LifeQuest as soon as practicable after such notice.

                 (d) Allocation of Expenses. If and whenever LifeQuest is required by the provisions of this Section 11.4 to use its best efforts to effect the registration of the Merger Consideration under the Securities Act, LifeQuest shall pay the costs and expenses in connection therewith; provided, however, that the Shareholder shall pay, in all events, all underwriting discounts, selling commissions and stock transfer taxes attributable to the Merger Consideration under such registration statement.

                 (e) Indemnification. In the event of any registration of any of the Merger Consideration under the Securities Act pursuant to this
Section 11.4, the Shareholder shall indemnify and hold harmless, LifeQuest, each director of LifeQuest, each officer of LifeQuest who shall sign such registration statement, each underwriter and any person who controls LifeQuest or such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to LifeQuest or its underwriter through an instrument duly executed by the Shareholder specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement.

         11.5 Other Restrictions. Notwithstanding anything herein to the contrary, Klein and the Shareholder shall not sell or transfer or otherwise dispose of any of the Merger Consideration until the expiration of a period of one year from the Closing Date except for sales under an effective registration statement of LifeQuest pursuant to Section 11.4 and transfers of up to an aggregate of 17,250 shares of LifeQuest stock to Andrew Zarrow (the "Broker"), subject to verification by LifeQuest that the Broker is an "accredited investor" and that such transfer is otherwise in compliance with federal and state securities laws.

                                   ARTICLE 12
                           NON-COMPETITION AGREEMENT

         12.1 As a material inducement to the LifeQuest Parties to enter into this Agreement and pay the Merger Consideration, the Shareholder hereby covenants and agrees that, commencing on the Closing Date and ending on the first anniversary of the Closing Date, the Shareholder shall not, directly or indirectly, as proprietor, partner, shareholder, director, officer, employee, consultant, joint venturer, investor or in any other capacity, engage in, or own, manage, operate or control, or participate in the ownership, management, operation or control, of any entity which engages anywhere in the United States or Canada in the design, manufacturing, marketing, sale or distribution of minimally invasive surgery products; provided, however, the foregoing shall not prohibit the Shareholder from purchasing and holding as an investment not more than 5% of any class of publicly traded securities, or 10% of any class of other securities, of any entity which is engaged in the design, manufacturing, marketing, sale or distribution of minimally invasive surgery products, so long as the Shareholder does not participate in any way in the management, operation or control of such entity and provided, further, that the foregoing shall not prohibit the Shareholder from manufacturing, marketing, selling or distributing the product which is covered by Exhibit D.

         12.2 Judicial Reformation. The Shareholder acknowledges that, given the nature of the LifeQuest Parties' business, the covenants contained in
Section 12.1 establish reasonable limitations as to time, geographic area and scope of activity to be restrained and do not impose a greater restraint than is reasonably necessary to protect and preserve the goodwill of the LifeQuest Parties' business and to protect their legitimate business interests. If, however, Section 12.1 is determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of it being too extensive in any other respect or for any other reason, it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographic area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court.

         12.3 Customer Lists; Non-Solicitation. The Shareholder hereby further covenants and agrees that, commencing on the Closing Date and ending on the second anniversary of the Closing Date, the Shareholder shall not, directly or indirectly, in connection with the design, manufacture, marketing, sale or distribution of minimally invasive surgery products, (a) use or make known to any person or entity the names or addresses of any clients or customers of Klein or the LifeQuest Parties or any other information pertaining to them, (b) call on, solicit, take away or attempt to call on, solicit or take away any clients or customers of Klein or the LifeQuest Parties, nor (c) recruit, hire or attempt to recruit or hire any employees of Klein or the LifeQuest Parties; provided that the Shareholder shall not be prohibited from engaging in the activities described in (a) and (b) above in connection with the manufacture, marketing, sale or distribution of the product which is covered by Exhibit D in the event that LifeQuest does not exercise its right of first refusal thereunder.

         12.4 Covenants Independent. The covenants of the Shareholder contained in Sections 12.1, 12.2 and 12.3 of this Agreement will be construed as independent of any other provision in this Agreement; and the existence of any claim or cause of action by the Shareholder against the LifeQuest Parties will not constitute a defense to the enforcement by the LifeQuest Parties of said provisions. The Shareholder understands that the provisions contained in Sections 12.1, 12.2 and 12.3 are essential elements of the transactions contemplated by this Agreement and, but for the agreement of the Shareholder to Sections 12.1, 12.2 and 12.3, the LifeQuest Parties would not have agreed to enter into this Agreement and the transactions contemplated herein. The Shareholder has been advised to consult with counsel in order to be informed in all respects concerning the reasonableness and propriety of Sections 12.1, 12.2 and 12.3 with specific regard to the nature of the business conducted by Klein and the LifeQuest Parties and the Shareholder acknowledges that Sections 12.1,
12.2 and 12.3 are reasonable in all respects.

         12.5 Remedies. In the event of a breach or a threatened breach by the Shareholder of any of the provisions contained in Sections 12.1, 12.2 or
12.3 of this Agreement, the Shareholder acknowledges that the LifeQuest Parties may suffer irreparable injury not fully compensable by money damages and, in such event, will not have an adequate remedy available at law. Accordingly, the LifeQuest Parties shall be entitled to obtain such injunctive relief or other equitable remedy from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to any other rights that the LifeQuest Parties may have under this Agreement, at law or in equity, including, without limitation, the right to sue for damages.

                                   ARTICLE 13
                                CONFIDENTIALITY

         13.1 Nondisclosure. The Shareholder shall not, without the prior written consent of the Board of Directors of LifeQuest, disclose or use for any purpose confidential information or proprietary data of Klein, Purchaser or LifeQuest (or any of their respective subsidiaries), except as required by applicable law or legal process; provided, however, that confidential information shall not include any information known generally to the public or ascertainable from public or published information (other than as a result of unauthorized disclosure by such Shareholder) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by Klein or LifeQuest (or any of their respective subsidiaries).

                                   ARTICLE 14
                               GENERAL PROVISIONS

         14.1 Expenses. Each of the parties hereto shall pay all expenses incurred by it incident to preparing for, entering into and carrying into effect this Agreement. Purchaser acknowledges that the reasonable fees and disbursements of Vail & Schneider, P.C., attorneys at Law, shall be paid by Klein.

         14.2 Notices. Any notice, report, demand or payment required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if hand delivered or delivered by responsible overnight courier or sent by certified or registered air mail, return receipt requested, and postage prepaid as follows:

If to the LifeQuest Parties:

                                  LifeQuest Medical, Inc.
                                  9601 McAllister Freeway, Suite 1120
                                  San Antonio, Texas 78216
                                  Attn:   Randall K. Boatright

with a copy to:                   Fulbright & Jaworski L.L.P.
                                  300 Convent Street
                                  San Antonio, Texas  78205
                                  Attn:   Phillip M. Renfro, Esq.
                                  Facsimile No. (210) 270-7205

If to the Shareholder:            Richard H. Klein
                                  1206 Safari
                                  San Antonio, Texas 78216-2856
with a copy to:                   Vail & Schneider, P.C.
                                  10 E. 40 Street
                                  New York, New York 10016
                                  Attn:  Jeffrey Vail
                                  Facsimile No. (212) 481-3112


         Any of the foregoing parties may at any time and from time to time change the address to which notice shall be sent hereunder, by notice to the other parties given under this subsection. The date of the giving of such notice delivered by hand or by responsible overnight courier shall be the date of its delivery, and the date of the giving of such notice by certified or registered mail shall be the date three days after the posting of the mail.

         14.3 Finders. Each of the parties covenants and represents to the other that there are no claims for brokerage commissions or finder's fees in connection with the negotiation of this Agreement and the performance of the transactions contemplated hereunder resulting from any action taken by it other than 34,500 shares of LifeQuest Stock to be paid to the Broker, 17,250 shares of which shall be paid by the Shareholder and 17,250 shares of which shall be issued by LifeQuest, subject to verification by LifeQuest that the Broker is an "accredited investor" and that such issuance is otherwise in compliance with federal and state securities laws. Each of the parties agrees to indemnify and hold harmless the other in respect of any and all Losses sustained by the other as a result of any other liability to any broker or finder on the basis of any arrangement, agreement or acts made by or on behalf of such party with any other person or persons whatsoever.

         14.4 Complete Agreement. The representations, warranties, covenants and agreements set forth in this Agreement and in any financial statement, schedule or exhibit delivered pursuant hereto, constitute all of the representations, warranties, covenants and agreements among the parties hereto and upon which the parties have relied, and, except as may be specifically provided herein, no change, modification, addition or termination of the Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

         14.5 Prior Agreements. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes prior agreements relating thereto.

         14.6 No Waiver. No waiver of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of similar or different nature unless expressly so stated in writing.

         14.7 Headings. The headings or captions under Sections of this Agreement are for convenience and reference only, and do not form a part hereof, and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Agreement.

         14.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

         14.9 Assignment. Neither this Agreement nor the rights of the parties hereto shall not be assignable, unless otherwise specifically provided.

         14.10 Severability. If any term or provision of this Agreement shall be held to be invalid or unenforceable for any reason, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining terms and provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable term or provision had not been contained herein. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger and Acquisition Agreement to be signed on the date and year first above written.

                                       LIFEQUEST MEDICAL, INC.



                                       By: /s/ HERBERT H. SPOON
                                          --------------------------------------
                                           Herbert H. Spoon,
                                           President and Chief Executive Officer


                                       KLEIN MEDICAL ACQUISITION CO.



                                       By: /s/ HERBERT H. SPOON
                                          --------------------------------------
                                           Herbert H. Spoon,
                                           President and Chief Executive Officer


                                       KLEIN MEDICAL, INC.



                                       By: /s/ RICHARD H. KLEIN
                                          --------------------------------------
                                           Richard H. Klein
                                           President

                                       SHAREHOLDER


                                        /s/ RICHARD H. KLEIN
                                       -----------------------------------------
                                                    Richard H. Klein

                                 ADDENDUM TO
                   PLAN TO MERGER AND ACQUISITION AGREEMENT
                                    among
                           LIFEQUEST MEDICAL, INC.
                            a Delaware corporation
                        KLEIN MEDICAL ACQUISITION CO.,
                            a Nevada corporation,
                                     and
                             KLEIN MEDICAL, INC.
                             a Texas corporation



The parties further agree:

        1. The Shareholder has heretofore commenced and currently operates a business under the name "Tentex Companies" ("Tentex"), separate and apart from the business of Klein. None of the assets of Tentex, which consist principally of components potentially useable in connection with repair of products such as those currently distributed and/or serviced by Klein, is or has ever been reflected on the books and records or financial statements of Klein. It had been and remains the intent of the Shareholder to operate Tentex as a supplier of such components to Klein and third parties for use in repair of such products.

        The LifeQuest Parties consent to the operation of Tentex by Shareholder in accordance with the foregoing and agree that (a) such continued operation shall not be deemed to constitute a breach of any obligation on the part of Shareholder and/or Klein on his, its or their parts to be performed and/or observed pursuant to this to this Agreement or any other agreement between or among any of them, including the Employment Agreement to be entered simultaneously herewith between Purchaser and Shareholder and that (b) there shall not be deemed to exist any conflict or other breach of obligation as a result of the sale by Tentex to Klein of any such components so long as the price therefor shall be not more than the price at which such components are available from any independent third party regularly engaged in the sale os such components are available from any independently third party regularly engaged in the sale of such components in the ordinary course of such third party's business.

        2. The parties acknowledge that the "Right of First Refusal Agreement" referred to in this Agreement (a copy of which is to be annexed as Exhibit D) has not been completed at the date hereof. Such document will be completed in form so as to provide the following first refusal rights to LifeQuest:

             A.  The right to provide the funds required pursuant to Sections
5.1 and 5.2 of a certain "Distribution Agreement" between Apollo Camera, L.L.C. and Lapro Vision, Inc., aggregating $500,000, in consideration for the agreement that LifeQuest will receive the first $500,000 of distributable profits and 20% of any and all additional profits of Lapro Vision pursuant to such Distributorship Agreement; and

            B. The right to serve as a sub-distributor of the products covered by such Distributorship Agreement in any territory in which LifeQuest (and/or any subsidiary) then currently operates on a regular and substantial basis, on terms not less favorable than available to any other entity to whom such sub-distribution rights are offered.

        3. Certain Schedules to this Agreement have not been completed at the date hereof. Such Schedules will be completed and delivered hereafter and will thereupon be deemed annexed as of the Closing date for all purposes.

        4. The parties agree to use their best efforts in good faith to complete the matters referred to at paragraphs 2 and 3 above as soon hereafter as possible. Any dispute with respect to any such matter shall be resolved by arbitration in accordance with the terms of the Agreement.


LIFEQUEST MEDICAL, INC.


By   /s/ HERBERT H. SPOON
   -----------------------------
     Herbert H. Spoon



KLEIN MEDICAL ACQUISITION CO.


By   /s/ HERBERT H. SPOON
   -----------------------------
     Herbert H. Spoon


KLEIN MEDICAL, INC.



By   /s/ RICHARD H. KLEIN
  -------------------------------
     Richard H. Klein


Shareholder:



By   /s/ RICHARD H. KLEIN
  -------------------------------
     Richard H. Klein

                                  SCHEDULES

Schedule 3.1                   Corporate Organization
                               ----------------------
Schedule 3.3                   Capitalization/List of Shareholder
                               ----------------------------------
Schedule 3.6                   Permits, Licenses, etc.
                               -----------------------
Schedule 3.7                   Environmental
                               -------------
Schedule 3.8                   Intellectual Property and Other Tangible Assets
                               -----------------------------------------------
Schedule 3.9                   Financial Statements
                               --------------------
Schedule 3.9A                  Exceptions to Financial Statements
                               ----------------------------------
Schedule 3.11                  Tax Returns
                               -----------
Schedule 3.12                  Contracts
                               ---------
Schedule 3.13                  Tangible Personal Property
                               --------------------------
Schedule 3.14                  Real Property
                               -------------
Schedule 3.15                  Insurance
                               ---------
Schedule 3.16                  Banking
                               -------
Schedule 3.17                  Litigation
                               ----------
Schedule 3.19                  Employee Benefit Plans
                               ----------------------
Schedule 3.22                  Employee and Other Compensation
                               -------------------------------
Schedule 3.23                  Customers and Suppliers
                               -----------------------

                                LIST OF EXHIBITS


Exhibit A - Certificate of Merger
Exhibit B - Employment Agreement of Richard H. Klein

                                                                       EXHIBIT A

                               ARTICLES OF MERGER
                                       OF
                              KLEIN MEDICAL, INC.
                                      INTO
                         KLEIN MEDICAL ACQUISITION CO.


         FIRST: The name of the surviving entity is Klein Medical Acquisition Co., and the place of its organization is the jurisdiction of the State of Nevada. The name and place of organization of the entity being merged into the surviving entity is Klein Medical, Inc., organized in the jurisdiction of the State of Texas, the laws of which permit this merger.

         SECOND: A plan of merger was adopted by each entity that is a party to this merger.

         THIRD: The plan of merger was adopted by the owners of Klein Medical Acquisition Co. by unanimous consent.

         FOURTH: The First Article of the Articles of Incorporation of Klein Medical Acquisition Co. is deleted in its entirety and replaced by the following: "FIRST: The Name of the Corporation is Klein Medical, Inc." The Articles of Incorporation as so amended shall be the Articles of Incorporation of the surviving entity.

         FIFTH: The complete executed plan of merger is on file at the place of business of Klein Medical Acquisition Co. (to be known as Klein Medical, Inc.) located at 9601 McAllister Freeway, Suite 1120, San Antonio, Texas 78216, and a copy of the plan will be furnished by Klein Medical Acquisition Co. (to be known as Klein Medical, Inc.) on request and without cost to any owner of any entity which is a party to this merger.

         SIXTH: All entities party to this merger have complied with laws of their respective jurisdiction of organization concerning this merger.

         SEVENTH:  This merger shall be effective on November 27, 1996.



                           [signatures on next page]

                                        KLEIN MEDICAL ACQUISITION CO.



                                        ---------------------------------------
                                        Herbert H. Spoon, President



                                        ---------------------------------------
                                        Randall K. Boatright, Secretary

State of Texas

County of Bexar

         On _________________, 1996, personally appeared before me, a Notary Public, Herbert H. Spoon and Randall K. Boatright, who acknowledged that they executed the above instrument.

                                        ---------------------------------------
                                        Signature of Notary Public

                                                                      EXHIBIT B



                              EMPLOYMENT AGREEMENT

                 This Agreement is made by and between Klein Medical Acquisition Co., a Nevada corporation (the "Company"), and Richard H. Klein ("Employee").

                                   ARTICLE 1
                             COMPENSATION AND TERM

                 1.01 Basic Compensation. As compensation for the services to be rendered hereunder, the Company shall pay Employee a salary of $125,000 per year, which shall be payable in at least monthly installments during the term of this Agreement. In addition, LifeQuest Medical, Inc. and the Employee have entered into a Non-Qualified Stock Option Agreement of even date herewith pursuant to which LifeQuest Medical, Inc. has granted to Employee non-qualified stock options to receive up to 60,000 shares of Common Stock, $.001 par value, of LifeQuest Medical, Inc. upon the terms and conditions set forth in such agreement.

                 1.02 Additional Compensation. As additional compensation, the Company shall pay to Employee, within 90 days following the end of each calendar year during the term of this Agreement after January 1, 1997, cash in an amount equal to (i) 1% of Net Sales, as hereinafter defined, up to $2,500,000, (ii) 2% of Net Sales from $2,500,001 up to $5,000,000, and (iii) 3%
of Net Sales in excess of $5,000,000 during each such calendar year. "Net Sales" shall be defined as (i) gross sales of the products marketed by the Company, as reflected in the Company's financial statements prepared in accordance with generally acceptable accounting principles consistently applied, plus, (ii) to the extent not included in such gross sales, sales of the products marketed by the Company as to which the Company is entitled to commission income (net of such commission income); less sales returns, discounts, taxes and bad debts written off.

                 1.03     Term.  Subject to earlier termination pursuant to
Article V hereof, this Agreement shall have a term commencing as of the execution date of this Agreement and ending on December 31, 1999.

                                   ARTICLE 2
                               DUTIES OF EMPLOYEE

                 2.01 Duties. The Company hereby employs Employee to serve as President of Klein Medical Acquisition Co. or in such other capacities as the respective Boards of such companies may direct from time to time, and Employee agrees to perform the duties of such offices as set forth in the bylaws of the Company and LifeQuest Medical, Inc. or as the respective Boards of such companies may direct from time to time.

                 2.02 Other Activities. During the term of this Agreement Employee shall devote his full-time efforts to his duties hereunder, provided, however, that the foregoing shall not prohibit Employee from manufacturing, marketing, selling or distributing the product which is covered by the Right of First Refusal Agreement dated November 25, 1996 (the "First Refusal Agreement"), between Employee and LifeQuest Medical, Inc. ("LifeQuest").

                                   ARTICLE 3
                               EMPLOYEE BENEFITS

                 3.01 Medical and Dental Benefits. The Company agrees to include Employee in any life, hospital, surgical, medical, disability and dental benefit plan(s) that it or LifeQuest may adopt for their respective employees.


                 3.02 Other Benefits. Employee shall be entitled to reasonable and customary holidays and other benefits that are available to senior management or key employees.

                                   ARTICLE 4
                           OBLIGATIONS OF THE COMPANY

                 4.01 Office and Support Staff. The Company shall provide Employee with such support services as are reasonable to Employee's position and reasonably required for the performance of his duties and to achieve the annual milestones described in Section 3(b) of the Non-Qualified Stock Option Agreement dated November 25, 1996, between LifeQuest and Employee.

                                   ARTICLE 5
                           TERMINATION OF EMPLOYMENT

                 5.01 Termination by the Company for Cause. The Company may at its option terminate this Agreement for "Cause" (as hereinafter defined) by giving ten (10) days written notice of termination to Employee.

         The term "Cause" shall be limited to the occurrence of the following events: (i) Employee breaches any of the terms of this Agreement, and fails to cure such breach within 20 days after written notice by the Company to Employee of such breach; (ii) Employee is convicted of a felony; (iii) Employee fails, after at least one warning, to perform duties assigned under this Agreement (other than a failure due to death or physical or mental disability), and fails to cure such breach within 20 days after written notice by the Company to Employee of such breach; (iv) Employee intentionally engages in conduct which is demonstrably and materially injurious to the Company, and fails to cure such breach within 20 days after written notice by the Company to Employee of such breach; (v) Employee commits fraud or theft of personal or Company property from Company premises; (vi) Employee falsifies Company documents or records;
(vii) Employee engages in acts of gross carelessness or willful negligence to endanger life or property on Company premises; (viii) Employee engages in sexual harassment; (ix) Employee uses, distributes, possesses or is under the influence of illegal drugs, alcohol or any other intoxicant on Company premises; or (x) Employee intentionally violates state, federal or local laws and regulations.

                 5.02 Termination on Grounds Other Than for Cause. This Agreement shall terminate immediately on the occurrence of any one of the following events:

                 (a) The occurrence of circumstances that make it impossible or impracticable for the business of the Company to be continued.

                 (b)      The death of Employee.

                 (c)      Insolvency of the Company.


                 5.03 Option to Terminate if Employee Permanently Disabled. If Employee becomes permanently disabled because of sickness, physical or mental disability, or any other reason, so that it reasonably appears that Employee will be unable to perform the essential aspects of his duties under this Agreement, the Company shall have the option to terminate this Agreement immediately by giving written notice of termination to Employee.

                 5.04 Effect of Termination on Compensation. In the event of the termination of this Agreement prior to the completion of the term of employment specified in it, pursuant to Section 5.01, 5.02 or 5.03, Employee shall be entitled to the basic compensation earned by Employee under Section
1.01 to the date of termination as provided in the Agreement, computed pro rata up to and including that date, and Employee shall be entitled to no further compensation, including any compensation under Section 1.02, after the date of such termination.

                                   ARTICLE 6
                       PROPRIETARY PROPERTY; CONFIDENTIAL
                          INFORMATION; NON-COMPETITION

                 6.01 Duties. Employee understands and agrees that during the term of this Agreement Employee's duties will include the conception of improvements and inventions (whether or not ultimately issuing as Letters Patent in any country), the creation of confidential information protected by the Company as trade secrets and the authoring of "works" as defined under the copyright laws of the United States of America found in 17 United States Code in connection with minimally invasive surgery products. Such information is collectively referred to in this Agreement as "Proprietary Information".

                 6.02 Ownership. Employee understands and agrees that for all Proprietary Information created within the scope of Employee's employment, the Company shall own all right, title and interest thereto. In the case of works authored or created by Employee, such works are considered a "work made for hire" under 17 United States Code Section 101 - the copyright laws. All Proprietary Information, if any, created by Employee prior to his employment with the Company, and in which Employee claims ownership, is shown in Schedule 6.2 attached hereto.

                 6.03 Notice and Assistance. Employee shall give adequate written notice to the Company as soon as practicable of all Proprietary Information created by Employee during Employee's employment with the Company, assist the Company in evaluating the Proprietary Information for patent, trade secret and copyright protection and sign all documents and do all things necessary at the expense of the Company to assist the Company in the protection, development, marketing or transfer of such Proprietary Information.

                 6.04 Assignment. Employee hereby assigns and agrees to assign all right, title and interest into such Proprietary Information to the Company or its nominee. At the request of the Company, whether during or after the termination of Employee's employment, Employee shall timely execute or join in executing all papers or documents required for the filing of patent applications and copyright registrations in the United States of America and such foreign countries as the Company may in its sole discretion select, and shall assign all such patent applications and copyrights to the Company or its nominee, and shall provide the Company or its agent or attorneys with all reasonable assistance in the preparation and prosecution of patent application and copyright registrations, including drawings, specifications, and the like, all at the expense of the Company, and shall do all that may be necessary to establish, protect or maintain the rights of the Company or its nominee in the inventions, patent applications, Letters Patent and copyrights in accordance with the spirit of this Agreement.

                 6.05 Confidential Information. The Employee shall not, without the prior written consent of the Board of Directors of the Company, disclose or use for any purpose confidential information or proprietary data of the Company or LifeQuest (or any of their respective subsidiaries), except as required by applicable law or legal process; provided, however, that confidential information shall not include any information known generally to the public or ascertainable from public or published information (other than as a result of unauthorized disclosure by such Employee) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company or LifeQuest (or any of their respective subsidiaries).

                 6.06 Publicity. During the term of this Agreement and for a period of one year thereafter, Employee shall not, directly or indirectly, originate or participate in the origination of any publicity, news release or other public announcements, written or oral, whether to the public press or otherwise, relating to this Agreement, to any amendment hereto, to Employee's employment hereunder or to the Company, without the prior written approval of the Company.

                 6.07 Fiduciary Relationship. Employee, by virtue of his high position of trust and reliance on him by the Company, understands that Employee enjoys a fiduciary relationship with the Company in carrying out his obligations under this Section 6. Accordingly, Employee agrees to honor his obligations under this Agreement by conducting himself with the highest degree fairness and trust toward the Company.

                 6.08 Non-Competition. In consideration of the benefits of this Agreement, including Employee's access to and limited use of proprietary and confidential information of the Company, as well as training, education and experience provided to Employee by the Company directly and/or as a result of work projects assigned by the Company with respect thereto, Employee hereby covenants and agrees that, commencing on the date of this Agreement and ending on the first anniversary of the date of this Agreement, Employee shall not, directly or indirectly, as proprietor, partner, shareholder, director, officer, employee, consultant, joint venturer, investor or in any other capacity, engage in, or own, manage, operate or control, or participate in the ownership, management, operation or control, of any entity which engages anywhere in the United States or Canada in the design, manufacturing, marketing, sale or distribution of minimally invasive surgery products; provided, however, the foregoing shall not prohibit Employee from purchasing and holding as an investment not more than 5% of any class of publicly traded securities, or 10% of any class of other securities, of any entity which is engaged in the design, manufacturing, marketing, sale or distribution of minimally invasive surgery products, so long as Employee does not participate in any way in the management, operation or control of such entity and provided, further, that the foregoing shall not prohibit Employee from manufacturing, marketing, selling or distributing the product which is covered by the First Refusal Agreement.

                 6.09 Judicial Reformation. Employee acknowledges that, given the nature of the Company's business, the covenants contained in Section
6.08 establish reasonable limitations as to time, geographic area and scope of activity to be restrained and do not impose a greater restraint than is reasonably necessary to protect and preserve the goodwill of the Company's business and to protect their legitimate business interests. If, however,
Section 6.08 is determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of it being too extensive in any other respect or for any other reason, it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographic area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court.

                 6.10 Customer Lists; Non-Solicitation. Employee hereby further covenants and agrees that, commencing on the date of this Agreement and ending on the second anniversary of the date of this Agreement, Employee shall not, directly or indirectly, in connection with the design, manufacture, marketing, sale or distribution of minimally invasive surgery products, (a) use or make known to any person or entity the names or addresses of any clients or customers of the Company or LifeQuest (or any of their respective subsidiaries) or any other information pertaining to them, (b) call on, solicit, take away or attempt to call on, solicit or take away any clients or customers of the Company or LifeQuest (or any of their respective subsidiaries), nor (c) recruit, hire or attempt to recruit or hire any employees the Company or LifeQuest (or any of their respective subsidiaries).

                 6.11 Covenants Independent. The covenants contained in Sections 6.08, 6.09 and 6.10 of this Agreement will be construed as independent of any other provision in this Agreement; and the existence of any claim or cause of action by Employee against the Company will not constitute a defense to the enforcement by the Company of said provisions. Employee understands that the provisions contained in Sections 6.08, 6.09 and 6.10 are essential elements of the employment of Employee, but for the agreement of Employee to Sections 6.08, 6.09 and 6.10, the Company would not have agreed to enter into this Agreement. Employee has been advised to consult with counsel in order to be informed in all respects concerning the reasonableness and propriety of Sections 6.08, 6.09 and 6.10 with specific regard to the nature of the business conducted by the Company and Employee acknowledges that Sections 6.08, 6.09 and 6.10 are reasonable in all respects.

                 6.12 Remedies. In the event of a breach or a threatened breach by Employee of any of the provisions contained in Sections 6.08, 6.09 or
6.10 of this Agreement, Employee acknowledges that the Company may suffer irreparable injury not fully compensable by money damages and, in such event, will not have an adequate remedy available at law. Accordingly, the Company shall be entitled to obtain such injunctive relief or other equitable remedy from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to any other rights that the Company may have under this Agreement, at law or in equity, including, without limitation, the right to sue for damages.


                                   ARTICLE 7
                               GENERAL PROVISIONS

                 7.01 Notices. Any notice, report, demand or payment required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if hand delivered or delivered by responsible overnight courier or sent by certified or registered air mail, return receipt requested, and postage prepaid as follows:

If to the Company:

                                  Klein Medical Acquisition Co.
                                  9601 McAllister Freeway, Suite 1120
                                  San Antonio, Texas 78216
                                  Attn:   Randall K. Boatright

with a copy to:                   Fulbright & Jaworski L.L.P.
                                  300 Convent Street
                                  San Antonio, Texas  78205
                                  Attn:   Phillip M. Renfro, Esq.
                                  Facsimile No. (210) 270-7205

If to Employee:                   Richard H. Klein
                                  1206 Safari
                                  San Antonio, Texas 78216-2856
with a copy to:                   Vail & Schneider, P.C.
                                  10 E. 40 Street
                                  New York, New York 10016
                                  Attn:  Jeffrey Vail
                                  Facsimile No. (212) 481-3112


                 7.02 Arbitration. The Company and Employee agree that any dispute or controversy arising out of or in connection with this Agreement or any alleged breach hereof shall be settled by arbitration in San Antonio, Texas pursuant to the rules of the American Arbitration Association. If the two parties cannot jointly select a single arbitrator to determine the matter, one arbitrator shall be chosen by each party (or, if a party fails to make a choice, by the American Arbitration Association on behalf of such party) and the two arbitrators so chosen will select a third. The decisions of the single arbitrator jointly selected by the parties, or, if three arbitrators are selected, the decision of any two of them, will be final and binding upon the parties and the judgment of a court of competent jurisdiction may be entered thereon. Fees of the arbitrators and costs of arbitration shall be borne by the parties in such manner as shall be determined by the arbitrator or arbitrators.

                 7.03 Entirety of Agreement. This Agreement supersedes all other agreements, either oral or in writing, between the parties to this Agreement, with respect to the employment of the Employee by the Company. This Agreement contains the entire understanding of the parties and all of the covenants and agreements between the parties with respect to such employment.

                 7.04 Governing Law. This Agreement shall be governed by the laws of the State of Texas and deemed performable in Bexar County, Texas.

           EXECUTED effective the _____ day of ______________, 1996.



                                       KLEIN MEDICAL ACQUISITION CO.



                                       By:
                                          --------------------------------------
                                           Herbert H. Spoon,
                                           President and Chief Executive Officer




                                          --------------------------------------
                                           Richard H. Klein

The undersigned hereby guarantees the obligation of the Company under the above Employment Agreement.

                                       LIFEQUEST MEDICAL, INC.



                                       By:
                                          --------------------------------------
                                           Herbert H. Spoon,
                                           President and Chief Executive Officer

                                  SCHEDULE 6.2

                    PROPRIETARY PROPERTY CLAIMED BY EMPLOYEE




Proprietary Property Claimed:*
                              --------------------------------------------------
1.  Drug impregnated trocar device to prevent cancer growth.
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*        None, if left blank